Exhibit 99.3

Marshall & Ilsley Corporation	United Heritage Bankshares
of Florida, Inc.
770 North Water Street	634 East State Road 434
Milwaukee, WI 53202	Longwood, FL 32750
414 765-7700 Main	407-712-6151 Main
www.mibank.com	www.uhb-fl.com

For Release:	Immediately

Contact:	Greg Smith, Marshall & Ilsley Corporation	David Powers, United Heritage
	414-765-7727	407-712-6151
MARSHALL & ILSLEY CORPORATION TO MERGE WITH
UNITED HERITAGE BANKSHARES OF FLORIDA, INC.
Milwaukee, Wis. and Orlando, Fla. — Dec. 4, 2006 — Marshall & Ilsley Corporation (NYSE: MI) (M&I) and United Heritage Bankshares of Florida, Inc. (United Heritage) today announced they have signed a definitive agreement for M&I to merge with Orlando-based United Heritage. Under the agreement, United Heritage shareholders will receive 0.8740 of a share of M&I common stock for each share of United Heritage common stock. Based on the price of M&I’s shares at the close of business on December 1, 2006, the transaction value is approximately $217 million, or $40.25 per share of United Heritage common stock.
The transaction is expected to be completed in the second quarter of 2007, subject to the affirmative vote of United Heritage’s shareholders, regulatory approvals, and other customary conditions. The transaction is expected to be less than 1 percent dilutive to M&I’s earnings per share in the first year after the acquisition closes, approximately neutral to earnings per share in the second year, and accretive to earnings per share thereafter. M&I expects to repurchase approximately $50 million worth of its common
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stock issued in the transaction. The expected cumulative effect of these transactions on M&I’s tangible equity is negligible.
United Heritage Bank, with $736 million in assets as of September 30, 2006, has 13 branches in the metropolitan Orlando area. The current United Heritage Bank branches are expected to become M&I Bank branches in the second quarter of 2007.
“United Heritage’s strong commercial real estate and growing commercial loan base will provide us with an attractive franchise in the dynamic Orlando market,” said Dennis J. Kuester, chairman and chief executive officer, Marshall & Ilsley Corporation. “The introduction of M&I’s line of products and services to our new customers will provide additional growth opportunities.”
“As we’ve been building our Florida franchise, our team identified the Orlando market and specifically United Heritage as a key priority for expansion,” Kuester added.
“United Heritage is joining a financial institution with a reputation for serving its communities and has a commitment to relationship banking that mirrors our own,” said David Powers, president and chief executive officer, United Heritage. “As a result of this partnership, our customers and associates will have the opportunity to benefit from the broad range of products and services M&I has to offer. We have had a long standing relationship with M&I and view this as a natural progression for our company, employees, and customers.”
“David Powers and his team at United Heritage are highly respected in the Orlando metropolitan area for their dedication to providing excellent customer service and a
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strong commitment to the community,” said Mark Furlong, president, Marshall & Ilsley Corporation. “Their expertise and continued leadership will play a key role in M&I’s future growth in the Orlando market.”
Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $55.5 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank. M&I Bank has 195 offices throughout the state. In addition, M&I has 45 locations throughout Arizona; 17 offices in Kansas City and nearby communities; 17 offices on Florida’s west coast; 17 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; three offices in Tulsa, Okla.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 15 offices in the greater St. Louis area. Metavante Corporation, Marshall & Ilsley Corporation’s wholly owned technology subsidiary, provides virtually all of the technology an organization needs to offer financial services. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.
United Heritage was founded in 2001 and has $736 million in assets as of September 30, 2006. Headquartered in Orlando, Florida, United Heritage Bank has 13 locations in Orange and Seminole counties. United Heritage Bank offers a full menu of financial service products to its clients.
Godfrey & Kahn, S.C., Milwaukee, Wisconsin, acted as legal advisor to Marshall & Ilsley Corporation. Keefe Bruyette & Woods, Inc. served as financial advisor to United
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Heritage and provided a fairness opinion to the Board of Directors with respect to the consideration to be paid to the shareholders of United Heritage, and Smith Mackinnon, PA, Orlando, Florida, acted as legal advisor to United Heritage.
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M&I and United Heritage intend to file a registration statement on Form S-4, which will include a proxy statement/prospectus and other relevant materials in connection with the proposed merger transaction involving M&I and United Heritage. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THIS FILING WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC when they become available at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by United Heritage at United Heritage Bank’s website at http://www.uhb-fl.com or by contacting United Heritage investor relations via telephone at 407-712-6151. Investors and security holders may obtain free copies of the documents filed with the SEC by M&I at M&I’s website at http://www.micorp.com, Investor Relations, or by contacting M&I investor relations via telephone at 414-765-7834.
M&I, United Heritage and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of United Heritage in connection with the merger transaction. Information regarding directors and executive officers of M&I and United Heritage and their respective interests in the proposed transaction will be available in the proxy statement/prospectus of M&I and United Heritage described above and other relevant materials to be filed with the SEC.
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This document contains forward-looking statements about M&I, United Heritage and the combined company which are within the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to the expected timing, completion and effects of the proposed merger and the financial condition, results of operations, plans, objectives, future performance and business of M&I, United Heritage and the combined company, including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions.
These forward-looking statements involve certain risks and uncertainties. There are a number of important factors which could cause M&I’s and United Heritage’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include, but are not limited to: (1) competitive pressures among depository institutions increasing significantly; (2) changes in the interest rate environment reducing interest margins; (3) prepayment activity, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either nationally or in the states in which M&I and United Heritage do business, become less favorable than expected; (5) expected synergies and cost savings are not achieved or achieved at a slower pace than expected; (6) integration problems or delays; (7) legislative or regulatory changes which adversely affect the businesses in which M&I and United Heritage are engaged; (8) changes in the securities markets; (9) the economic impact of terrorist attacks and similar or related events; (10) receipt of regulatory approvals without unexpected delays or conditions; (11) changes in the securities markets; (12) retention of customers and critical employees; (13) unanticipated changes in laws, regulations, or other industry standards affecting the businesses of M&I and United Heritage; (14) those referenced in Item 1A of M&I’s Annual Report on Form 10-K for the year ended December 31, 2005, under the heading “Risk Factors;” and (15) those referenced in Item 1A of United Heritage’s Annual Report on Form 10-K for the year ended December 31, 2005, under the heading “Risk Factors.”
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Further information on other factors which could affect the financial results of M&I and United Heritage after the merger are included in M&I’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http:\\www.sec.gov or from M&I.